EXHIBIT 99.3

[Dynegy Inc. Letterhead]

May 9, 2005

To the Members of the Financial Community:

In a news release issued earlier this morning, Dynegy announced that it is evaluating strategic opportunities for our Midstream natural gas business. To this end, we have begun a formal process to consider sound, fiscally responsible and value-based alternatives for this business.

I realize that this announcement will lead to a lot of questions, especially as they relate to the future of the business. Accordingly, I wanted to communicate with you at the earliest opportunity in order to answer some of the questions that may be on your mind. You’ll also have a chance to learn more about our announcement during our investor conference call beginning at 8 a.m. Central Time.

Why are we evaluating strategic opportunities?

Throughout the course of our self-restructuring, we have had one goal: Deliver value to our investors. Given our progress and achievements over the last three years, as well as the transformations that have taken place within the gas and power sectors, the steps we have taken through our self-restructuring were focused on repairing the company. Now that this is completed, we need to shift our focus to maximizing investor value and advancing our strategic positions in these sectors.

As was the case three years ago when we chose to control our destiny in a self-restructuring, with its successful completion in the first quarter we now need to chart our course to find new, value-based directions. As I have said on several occasions, hope is not a strategy and the status quo is not a plan. Therefore, we will use a “self-directed” approach through which we will evaluate the best strategic opportunities for our Midstream business and, ultimately, for our company.

What form will a strategic alternative take?

It’s too soon to say at this point. As you may know, Dynegy has been discussing the benefits of sector combinations and consolidation for more than a year now. In my view, combinations and/or consolidation are more than potential platforms to further strengthen the energy industry and its participants; I also believe they will provide opportunities for our Midstream and Power Generation businesses to have expanded market capabilities and greater financial stability for the benefit of our employees, customers, suppliers and investors.

Given the core competencies of our Midstream and Power Generation businesses, as well as their strategically located assets, a combination or consolidation could, in fact, be a potential alternative for us. While operationally focused, reliably run and effectively managed by the best people in the industry, our businesses could easily benefit from organizations with complementary assets and operations.

Why did we make this decision now?

After careful and deliberate consideration, we have concluded that there are significant opportunities to unlock value for our investors by exploring potential transactions involving our core businesses. One of the drivers was market conditions. We believe that the market interest that currently exists in midstream energy assets, coupled with current high cyclical commodity prices, have created a unique environment that should ensure strong value for our Midstream business and for our company.

Do you think there will be a lot of interest in Midstream?

I’m very confident that there will be a lot of interest. Our Midstream business is a recognized industry leader, highly regarded for its commitment to safety, reliable operations and outstanding customer service. The business is uniquely positioned across Texas, Southeast New Mexico and the Gulf Coast as an integrated enterprise engaged in gathering, processing, fractionation and marketing of natural gas and natural gas liquids. It would be a strong addition to almost any existing platform or, alternatively, could form the foundation of a new growth initiative in the midstream energy space.

Why have we said in the past that Midstream was not for sale?

I know that on more than one occasion the question has been asked as to whether or not Dynegy was considering a strategic business move involving Midstream. On such occasions, I’ve responded as candidly and as truthfully as possible when I said that Dynegy didn’t have an interest in selling the business. While we were restructuring, our focus was on elimination of liabilities and preservation of value. Now that this is completed, our focus is on maximizing value for our investors.

My opinion of Midstream is no different today than it was yesterday, last week or last year. It’s a very well-run, valuable business with safe and efficient assets, outstanding in-market availability, a sound contract structure, and experienced and talented people. Midstream has a strong place in our business model and has played an integral part in our company’s financial recovery. Should we decide to pursue a strategic alternative, it will have to be the right fit and meet all our criteria.

As part of previous discussions around the Midstream business, I’ve also tried to communicate that our top priority is to deliver value to our investors. To this end, we have two options. One is the status quo, whereby we continue to focus on rebuilding the company around two separate energy business platforms. Due to a burdensome debt-to-capital ratio, our ability to pay off debt is largely contingent on the recovery of U.S. power markets. However, this direction may not generate the most value for our shareholders.

Another option is to identify opportunities that would unleash our potential value by competitively positioning Midstream as part of a growth platform and utilizing the company’s significant tax asset positions to maximize proceeds to the company for the benefit of shareholders. This option may be a more attractive direction for our company to take.

If we divest our Midstream business, what will happen to our Power Generation business?

In the way of background, should we decide to enter into a transaction involving Midstream, it would be a highly tax efficient event for our company. Dynegy’s net operating losses, capital loss carry-forwards and tax credits put us in an advantageous tax asset position and could be used to largely offset any taxable gains from a transaction. Therefore, the proceeds could provide opportunities for us to further deleverage our capital structure or a combined capital structure if a strategic combination or consolidation opportunity appears in Power Generation.

This all means that a strategic opportunity for Midstream could impact our Power Generation business in a very positive way. It could result in positioning Power Generation with a much stronger capital structure and far lower net debt-to-capital ratio, improving its ability to participate in the expected consolidation of the power sector. I have often said that one of our biggest competitive advantages in the consolidation of the power sector would be our Midstream business and tax positions.

While it’s premature at this point to speculate about the possible paths that our company could take, we’ll keep you informed of any developments relating to the status of our Midstream business. As always, please don’t hesitate to contact our Investor Relations department at 713-507-6466 or via email at ir@dynegy.com should you have any questions.

Sincerely,

/s/ BRUCE A. WILLIAMSON
Bruce A. Williamson
Chairman, President & CEO

Certain statements included in this letter are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the possibility of a strategic transaction involving Dynegy’s Midstream natural gas business and the tax effects and capital structure impact of any such transaction. Dynegy’s cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expressed or implied include the satisfactory completion of due diligence, the ability to reach mutual agreement on structure and terms that will achieve tax and capital structure objectives, the ability to negotiate and execute definitive transaction agreements, the receipt of board of directors and required regulatory approvals and the satisfaction of other conditions precedent to the consummation of any such strategic transaction. There can be no assurance that such conditions will be satisfied or that any such strategic transaction will be agreed to or consummated. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, which are available free of charge on the SEC’s web site at http://www.sec.gov.

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